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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197809

PROSPECTUS SUPPLEMENT
(To prospectus dated September 17, 2014)

4,761,905 Shares

Jones Energy, Inc.

Class A Common Stock

We are offering an aggregate of 4,761,905 shares of Class A common stock of Jones Energy, Inc. directly to certain purchasers in a privately negotiated transaction at a price of $10.50 per share. We expect to receive net proceeds of approximately $49.05 million, after deducting offering expenses, from the sale of the shares of Class A common stock.

Our shares of Class A common stock trade on the New York Stock Exchange under the symbol "JONE." On February 9, 2015, the last reported trading price of the Class A common stock as reported on the New York Stock Exchange was $11.60 per share.

Investing in shares of our Class A common stock involves risks that are described in the "Risk Factors" section on page S-3 of this prospectus supplement and page 7 of the accompanying base prospectus.

We have retained Barclays Capital, Inc. as our placement agent to use its reasonable best efforts to solicit offers to purchase our Class A common stock in this offering. The placement agent has no obligation to buy any of the shares of our Class A common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of shares of Class A common stock.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

Barclays

The date of this prospectus supplement is February 10, 2015

Prospectus Supplement

Prospectus

S-i

INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of Class A common stock. Generally, when we refer only to the "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Information Incorporated by Reference" on page S-12 of this prospectus supplement.

        Neither we nor the placement agent have authorized any person to provide any information or represent anything about us other than what is contained in this prospectus. None of the information on our website referred to in this prospectus is incorporated by reference herein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in such documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        None of Jones Energy, Inc. or its representatives is making any representation to you regarding the legality of an investment in our Class A common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A common stock.

MARKET AND INDUSTRY DATA

        Market and industry data and forecasts used in this prospectus supplement and incorporated by reference herein and the documents incorporated by reference herein have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including information in documents incorporated by reference, includes "forward-looking statements." All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "should," "will,"

S-ii

"play," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus, in Jones Energy, Inc. most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the documents we incorporate by reference. These forward-looking statements are based on Jones Energy, Inc. management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

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  business strategy;

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  estimated current and future net reserves and the present value thereof;

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  drilling and completion of wells including our identified drilling locations;

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  cash flows and liquidity;

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  financial strategy, budget, projections and operating results;

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  the timing and extent of changes in prices and demand for oil, natural gas and NGLs;

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  customers' elections to reject ethane and include it as part of the natural gas stream;

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  timing and amount of future production of oil and natural gas;

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  availability and cost of drilling, completion and production equipment;

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  availability and cost of oilfield labor;

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  the amount, nature and timing of capital expenditures, including future development costs;

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  ability to fund our 2015 capital expenditure budget;

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  availability and terms of capital;

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  development results from our identified drilling locations;

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  ability to generate returns and pursue opportunities;

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  marketing of oil, natural gas and NGLs;

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  property acquisitions and dispositions;

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  the availability, cost and terms of, and competition for, mineral licenses and leases and other permits and rights-of-way and our ability to maintain mineral licenses and leases;

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  costs of developing our properties and conducting other operations;

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  general economic conditions and the commodity price environment;

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  competitive conditions in our industry;

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  effectiveness and extent of our risk management activities;

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  estimates of future potential impairments;

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  environmental and endangered species regulations and liabilities;

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  counterparty credit risk;

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  the extent and effect of any hedging activities engaged in by us;

S-iii

  •
  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations and laws and regulations with respect to derivatives and hedging activities;

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  developments in oil-producing and natural gas-producing countries;

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  uncertainty regarding our future operating results;

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  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

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  technology; and

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  plans, objectives, expectations and intentions contained in this prospectus supplement that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus or in the documents incorporated by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus or in the documents incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

S-iv

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference and other documents to which we refer. You should read "Risk Factors" beginning on page S-3 of this prospectus supplement and on page 7 of the accompanying base prospectus for more information about important risks that you should consider carefully before buying our Class A common stock.

        Unless indicated otherwise in this prospectus supplement or the context requires otherwise, all references to "Jones Energy," the "Company," "our company," "we," "our" and "us" refer to Jones Energy, Inc. and its subsidiaries, including Jones Energy Holdings, LLC ("JEH LLC"). As the sole managing member of JEH LLC, Jones Energy, Inc. is responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidates the financial results of JEH LLC and its subsidiaries. References to "Metalmark Capital" are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. Jones Energy, Inc. is a holding company whose sole material asset is an equity interest in Jones Energy Holdings, LLC. The estimates of our proved reserves included or incorporated by reference in this prospectus supplement as of December 31, 2011, 2012, 2013 and 2014 are based on reserve reports prepared for Jones Energy by Cawley, Gillespie & Associates, Inc., independent petroleum engineers ("Cawley Gillespie"). For the definitions of certain terms and abbreviations used in the oil and natural gas industry, see "Glossary of Oil and Natural Gas Terms."

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011. We have drilled over 775 total wells, including over 590 horizontal wells, since our formation and delivered compelling rates of return over various commodity price cycles. Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma:

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  the Anadarko Basin—targeting the liquids rich Cleveland, with additional opportunities in the Granite Wash, Marmaton and Tonkawa formations; and

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  the Arkoma Basin—targeting the Woodford shale formation.

        We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest cost drilling and completion operators in the Cleveland and Woodford shale formations.

        The Anadarko and Arkoma basins are among the most prolific and largest onshore producing oil and natural gas basins in the United States, enjoying multiple producing horizons and extensive well control collected over seven decades of development. The formations we target are generally characterized by oil and liquids-rich natural gas content, extensive production histories, long-lived reserves, high drilling success rates and attractive initial production rates. We focus on formations in our operating areas that we believe offer significant development and acquisition opportunities and to which we can apply our technical experience and operational excellence to increase proved reserves and production to deliver attractive economic rates of return. Our goal is to build value through a disciplined balance between developing our current inventory of 2,765 gross identified drilling locations, identifying new opportunities within our existing asset base, and actively pursuing organic leasing, strategic acquisitions and joint development agreements. In all of our joint development agreements, we control the drilling and completion of a well, which is the phase during which we can leverage our operational expertise and cost discipline. Following completion, we may in some cases turn over operatorship to a partner during the production phase of a well. We believe the ceding to us of drilling and completion operatorship in our areas of operation by several large oil and gas companies, including ExxonMobil and BP, reflects their acknowledgement of our low-cost, safe and efficient operations.

        On December 20, 2012, we acquired certain oil and natural gas properties located in Texas from Chalker Energy Partners III, LLC for a purchase price of $251.9 million, which we refer to herein as the Chalker acquisition.

        In December 2013, we acquired approximately 26,000 net acres in the Cleveland, Tonkawa and Marmaton plays in the Texas Panhandle and western Oklahoma, including 92 producing wells from Sabine Mid-Continent LLC, which we refer to herein as the Sabine acquisition. We acquired approximately 225 identified drilling locations in the transaction, of which over 185 are in the Cleveland play.

RISK FACTORS

        Our business is subject to uncertainties and risks. Before you invest in our Class A common stock, you should carefully consider the risk factors below, as well as the risk factors beginning on page 7 of the accompanying base prospectus and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. Please also read "Cautionary Note Regarding Forward-Looking Statements" on page S-ii of this prospectus supplement and page 5 of the accompanying base prospectus.

USE OF PROCEEDS

        We expect to receive approximately $49.05 million of net proceeds from the sale of Class A common stock in this offering, after deducting estimated offering expenses and placement agent fees. Following the closing of this offering, we intend to use the net proceeds from this offering to repay borrowings under our senior secured revolving credit facility and to pay related fees and expenses of this offering. Amounts repaid under our senior secured revolving credit facility may be reborrowed from time to time, subject to the terms of our senior secured revolving credit facility.

        As of February 2, 2015, we had $400 million in borrowings outstanding under our revolving credit facility, with a weighted average interest rate of 3.22% for the twelve months ended December 31, 2014. Approximately $130 million of the outstanding borrowings under our senior secured credit facility was incurred to fund a portion of the purchase price of the Chalker acquisition and approximately $193 million was incurred to fund a portion of the purchase price of the Sabine acquisition. The remaining outstanding borrowings under our senior secured revolving credit facility were incurred to fund exploration, development and other capital expenditures. The senior secured revolving credit facility matures in February 2019.

DIVIDEND POLICY

        In the past, we have not paid cash dividends on our Class A common stock, and we do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and development of our business. The restrictions on our present or future ability to pay dividends are included in the provisions in the Delaware General Corporation Law and in certain restrictive provisions in our senior secured revolving credit facility and in the indentures executed in connection with our 6.75% senior notes due April 2022.

PRICE RANGE OF CLASS A COMMON STOCK

        Since July 24, 2013, our Class A common stock has been listed on The New York Stock Exchange under the symbol "JONE." The following table sets forth, for the periods indicated, the high and low intraday sales prices per share of our Class A common stock on the New York Stock Exchange Composite Tape.

	High	Low
2013
Third Quarter	$17.11	$13.60
Fourth Quarter	$18.14	$13.15
2014
First Quarter	$18.32	$13.05
Second Quarter	$20.57	$14.50
Third Quarter	$20.79	$17.26
Fourth Quarter	$18.82	$9.50
2015
First Quarter (through February 9, 2015)	$12.60	$9.29

        On February 9, 2015, the last reported sales price on The New York Stock Exchange Composite Tape was $11.60 per share. As of December 31, 2014, there were 5 holders of record of our Class A common stock and 11 holders of record of our Class B common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a general discussion of the material U.S. federal income and, to a limited extent, estate tax consequences of the acquisition, ownership and disposition of our Class A common stock to a non-U.S. holder. Except as specifically provided below (see "—Estate tax"), for the purpose of this discussion, a non-U.S. holder is any beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes:

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  an individual citizen or resident of the U.S.;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

        If you are an individual, you may, in certain cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States (i) for at least 183 days during the calendar year or (ii) for at least 31 days in the calendar year and for an aggregate of at least 183 days during the 3-year period ending in the current calendar year. For purposes of (ii), all of the days present in the current calendar year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships that hold our Class A common stock and partners in such partnerships to consult their tax advisors.

        This discussion assumes that non-U.S. holders will hold our Class A common stock issued pursuant to the offering as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation (e.g., alternative minimum tax) or any aspects of U.S. federal gift taxation or state, local or non-U.S. taxation, nor does it consider any U.S. federal income tax considerations that may be relevant to non-U.S. holders that may be subject to special treatment under U.S. federal income tax laws, including, without limitation, U.S. expatriates, insurance companies, tax-exempt or governmental organizations, dealers in securities or currency, banks or other financial institutions, investors whose functional currency is other than the U.S. dollar, "controlled foreign corporations," "passive foreign investment companies," common trust funds, certain trusts, and hybrid entities, and investors that hold our Class A common stock as part of a hedge, straddle or conversion transaction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

        We urge each prospective investor to consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our Class A common stock.

Dividends

        We have not made any distributions on our Class A common stock, and we do not plan to make any distributions for the foreseeable future. However, if we do make distributions on our Class A common stock, those distributions will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce a holder's adjusted tax basis in its Class A common stock, but not below zero, and then will be treated as gain from the sale of Class A common stock (see "—Gain on disposition of Class A common stock" below).

        Any dividend (i.e., a distribution paid out of earnings and profits) paid to a non-U.S. holder of our Class A common stock generally will be subject to U.S. federal income tax withholding either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        Dividends received by a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are exempt from such withholding tax. To obtain this exemption, the non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8ECI (or other appropriate version of IRS Form W-8) properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal income tax withholding, will be subject to U.S. federal income tax on a net income basis at the same graduated rates generally applicable to U.S. persons, net of certain deductions and credits, subject to any applicable tax treaty providing otherwise. In addition to the income tax described above, dividends received by corporate non-U.S. holders that are effectively connected with a trade or business conducted by the corporate non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) may be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

        A non-U.S. holder of our Class A common stock may obtain a refund from the Internal Revenue Service ("IRS") of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Gain on disposition of Class A common stock

        Subject to the discussion under "—Backup withholding and informational reporting" and "—Other withholding requirements" below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:

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  the gain is effectively connected with a trade or business conducted by a non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States;

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  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

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  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. holder's holding period for its shares of our Class A common stock, and either (i) shares of our Class A common stock are not "regularly traded on an established securities market" or (ii) if shares of our Class A common stock are "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding Class A common stock. In this regard, we are, and expect to continue to be for the foreseeable future, a "United States real property holding corporation."

        Gain described in the first and third bullet points above will be subject to U.S. federal income tax at the same graduated rates generally applicable to U.S. persons. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

        A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

        Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Estate tax

        Our Class A common stock owned or treated as owned by an individual who is not a citizen or resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Backup withholding and information reporting

        Generally, we must report annually to the IRS the amount of dividends paid to each non-U.S. holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. A similar report is sent to each non-U.S. holder. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

        Payments of dividends to a non-U.S. holder may be subject to backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8-BEN-E (or other suitable substitute or successor form). Notwithstanding the foregoing, backup withholding may apply if either we or the applicable withholding agent has actual knowledge, or reason to know, that the beneficial owner is a U.S. person that is not an exempt recipient.

        Payments of the proceeds from sale or other disposition by a non-U.S. holder of our Class A common stock effected outside the U.S. by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting will apply to those payments if the broker does not have documentary evidence that the holder is a non-U.S. holder, an exemption is not otherwise established, and the broker has certain relationships with the United States.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8-BEN-E (or other suitable substitute or successor form). Notwithstanding the foregoing, information reporting and backup withholding may apply if the broker has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

        Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

Other Withholding Requirements

        Under the Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or "FATCA") and recently finalized regulations, a 30% U.S. withholding tax generally is imposed on dividend payments, and on the gross proceeds from a disposition of Class A common stock occurring after December 31, 2016, in each case if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any "substantial United States owners" (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Intergovernmental agreements regarding FATCA between the United States and certain other countries may modify the foregoing requirements. You should consult with your tax advisor regarding these rules.

PLAN OF DISTRIBUTION

        We are selling the shares of Class A common stock offered pursuant to this prospectus supplement to the following purchasers in a privately negotiated transaction in which no party is acting as an underwriter:

Purchaser	Number of Shares
MTP Energy Master Fund LTD	1,952,381
MTP Energy Opportunities Fund LLC	349,206
Triangle Park Partners II, LP	79,356
Special Situations Fund LP	797,009
GSO Special Situations Overseas Master Fund Ltd.	790,293
GSO Energy Market Opportunities Fund LP	793,651
Total	4,761,905

        Subject to the terms of a purchase agreement dated February 10, 2015, the purchasers have agreed to purchase, and we have agreed to sell to the purchasers, an aggregate of 4,761,905 shares of Class A common stock at a price of $10.50 per share. We determined the per share price of this offering through negotiations with the purchasers.

        We will pay the placement agent a placement agent fee equal to $750,000 of the gross proceeds of the sale of shares of Class A common stock in the offering. After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $49.05 million, assuming all shares offered are sold in this offering.

        We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        The purchasers have agreed not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the purchased common units or (ii) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of the purchased shares for a period of 60 days after the date of this prospectus supplement, without our prior written consent.

        The shares of Class A common stock offered under this prospectus supplement are listed on the New York Stock Exchange under the symbol "JONE."

LEGAL MATTERS

        The validity of the Class A common stock will be passed upon for us by Baker Botts L.L.P., Austin, Texas.

EXPERTS

        The financial statements incorporated in this prospectus by reference to Exhibit 99.1 of Jones Energy, Inc.'s Current Report on Form 8-K dated February 5, 2015 for the year ended December 31, 2013 and the audited statement of revenue and direct operating expenses of Sabine Mid-Continent, LLC included in Exhibit 99.1 of Jones Energy, Inc.'s Current Report on Form 8-K/A dated December 18, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2014, 2013, 2012 and 2011. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

AVAILABLE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC under the Securities Exchange Act of 1934 (Exchange Act). You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at www.jonesenergy.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

  •
  our annual report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2014 Annual Meeting of Shareholders filed on

    March 22, 2014 (excluding Part II, Item 8, which has been updated by our Current Report on Form 8-K filed on February 5, 2015);

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2014 (filed on May 9, 2014), June 30, 2014 (filed on August 8, 2014) and September 30, 2014 (filed on November 10, 2014) (excluding Part I, Item 1, which has been updated by our Current Report on Form 8-K filed on February 5, 2015);

  •
  our current reports on Form 8-K filed on March 24, 2014, April 1, 2014, May 2, 2014, May 27, 2014, July 22, 2014 and February 5, 2015;

  •
  our current reports on Form 8-K/A filed on March 5, 2014, March 28, 2014; and

  •
  the description of our Class A common stock in our registration statement on Form 8-A filed pursuant to the Exchange Act on July 17, 2013.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our website at www.jonesenergy.com, or by writing or calling us at the following address:

Jones Energy, Inc.
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746
Attention: Investor Relations
Telephone: (512) 328-2953

Appendix A

GLOSSARY OF OIL AND NATURAL GAS TERMS

        The terms and abbreviations defined in this section are used throughout this prospectus:

        "AMI"—Area of mutual interest, typically referring to a contractually defined area under a joint development agreement whereby parties are subject to mutual participatory rights and restrictions.

        "Basin"—A large natural depression on the earth's surface in which sediments generally brought by water accumulate.

        "Bbl"—One stock tank barrel, of 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or NGLs.

        "Boe"—Barrels of oil equivalent, with 6,000 cubic feet of natural gas being equivalent to one barrel of oil.

        "Boe/d"—Barrels of oil equivalent per day.

        "British thermal unit (BTU)"—The heat required to raise the temperature of one pound of water by one degree Fahrenheit.

        "Completion"—The process of treating a drilled well followed by the installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

        "Condensate"—Liquid hydrocarbons associated with the production of a primarily natural gas reserve.

        "Developed acreage"—The number of acres that are allocated or assignable to productive wells or wells capable of production.

        "Developed reserves"—Reserves of any category that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor when compared to the cost of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

        "Development well"—A well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

        "Dry hole"—A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production do not exceed production expenses and taxes.

        "Economically producible"—A resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation.

        "Exploratory well"—A well drilled to find and produce oil or natural gas reserves not classified as proved, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir or to extend a known reservoir.

        "Farm-in or farm-out"—An agreement under which the owner of a working interest in an oil or natural gas lease assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interests received by an assignee is a "farm-in" while the interest transferred by the assignor is a "farm-out."

        "Field"—An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition.

        "Formation"—A layer of rock which has distinct characteristics that differ from nearby rock.

        "Fracture stimulation"—A process whereby fluids mixed with proppants are injected into a wellbore under pressure in order to fracture, or crack open, reservoir rock, thereby allowing oil and/or natural gas trapped in the reservoir rock to travel through the fractures and into the well for production.

        "Gross acres or gross wells"—The total acres or well, as the case may be, in which a working interest is owned.

        "Horizontal drilling"—A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

        "Joint development agreement"—Includes joint venture agreements, farm-in and farm-out agreements, joint operating agreements and similar partnering arrangements.

        "MBbl"—One thousand barrels of oil, condensate or NGLs.

        "MBoe"—One thousand barrels of oil equivalent, determined using the equivalent of six Mcf of natural gas to one Bbl of crude oil.

        "Mcf"—One thousand cubic feet of natural gas.

        "MMBoe"—One million barrels of oil equivalent.

        "MMBtu"—One million British thermal units.

        "MMcf"—One million cubic feet of natural gas.

        "Net acres or net wells"—The sum of the fractional working interest owned in gross acres or gross wells. An owner who has 50% interest in 100 acres owns 50 net acres.

        "Net revenue interest"—An owner's interest in the revenues of a well after deducting proceeds allocated to royalty and overriding interests.

        "Possible reserves"—Additional reserves that are less certain to be recognized than probable reserves.

        "Probable reserves"—Additional reserves that are less certain to be recognized than proved reserves but which, in sum with proved reserves, are as likely as not to be recovered.

        "Productive well"—A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes.

        "Prospect"—A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is considered to have potential for the discovery of commercial hydrocarbons.

        "Proved developed non-producing"—Hydrocarbons in a potentially producing horizon penetrated by a wellbore, the production of which has been postponed pending installation of surface equipment or gathering facilities, or pending the production of hydrocarbons from another formation penetrated by the wellbore. The hydrocarbons are classified as proved but non-producing reserves.

        "Proved developed reserves"—Proved reserves that can be expected to be recovered through existing wells and facilities and by existing operating methods.

        "Proved reserves"—Reserves of oil and natural gas that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data.

        "Proved undeveloped reserves (PUD)"—Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

        "Recompletion"—The process of re-entering an existing wellbore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.

        "Reserves"—Estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible as of a given date by application of development projects to known accumulations.

        "Reservoir"—A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        "Royalty interest"—An interest in an oil and natural gas property entitling the owner to a share of oil or gas production free of production costs.

        "Spacing"—The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres, e.g., 40-acre spacing, and is often established by regulatory agencies.

        "Spud"—The commencement of drilling operations of a new well.

        "Standardized measure of discounted future net cash flows"—The present value of estimated future net revenues to be generated from the production of proved reserves, determined in accordance with the regulations of the Securities and Exchange Commission, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expenses or depreciation, depletion and amortization; discounted using an annual discount rate of 10%.

        "Trend"—A region of oil and/or natural gas production, the geographic limits of which have not been fully defined, having geological characteristics that have been ascertained through supporting geological, geophysical or other data to contain the potential for oil and/or natural gas reserves in a particular formation or series of formations.

        "Unconventional formation"—A term used in the oil and natural gas industry to refer to a formation in which the targeted reservoirs generally fall into one of three categories: (1) tight sands, (2) coal beds, or (3) oil and gas shales. The reservoirs tend to cover large areas and lack the readily apparent traps, seals and discrete hydrocarbon-water boundaries that typically define conventional reservoirs. These reservoirs generally require fracture stimulation treatments or other special recovery processes in order to produce economic flow rates

        "Undeveloped acreage"—Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether such acreage contains proved reserves.

        "Wellbore"—The hole drilled by the bit that is equipped for oil or gas production on a completed well. Also called well or borehole.

        "Working interest"—The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals and receive a share of the production. The working interest owners bear the exploration, development, and operating costs of the property.

Prospectus

Jones Energy, Inc.

$200,000,000 of Class A Common Stock

36,813,731 Shares of Class A Common Stock Offered by the Selling Stockholders

        This prospectus relates to the offer and sale of our Class A common stock from time to time. The aggregate initial offering price of all shares of Class A common stock sold by us under this prospectus will not exceed $200,000,000.

        In addition to the securities that we may offer, the selling stockholders may offer and sell up to an aggregate of 36,813,731 shares of our Class A common stock from time to time under this prospectus, of which all such shares are issuable upon exchange of an equivalent number of units of Jones Energy Holdings, LLC (together with an equal number of shares of our Class B common stock). We will not receive any proceeds from the sale of common stock by the selling stockholders.

        We and the selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We and the selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we and the selling stockholders will offer the securities. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "JONE".

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described under "Risk Factors" beginning on page 7 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2014

        You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $200,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        In addition, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 36,813,731 shares of our Class A common stock from time to time. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading "Plan of Distribution."

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or the selling stockholders may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to "Jones Energy," "we," "our," "us," the "company" or like refer to Jones Energy, Inc. and its subsidiaries. References to "Metalmark Capital" are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. References to the "Jones family" or "Jones family entities" are to entities directly or indirectly controlled by Jonny Jones, our chairman and chief executive officer and/or his immediate family.

ABOUT JONES ENERGY, INC.

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011.

        Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma: (i) the Anadarko Basin—targeting the liquids-rich Cleveland, Granite Wash, Tonkawa and Marmaton formations; and (ii) the Arkoma Basin—targeting the Woodford shale formation. We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in the Cleveland and Woodford shale formations.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) is a holding company that was incorporated as a Delaware corporation on March 25, 2013 for the purpose of facilitating an initial public offering ("IPO") of common equity and to become the sole managing member of Jones Energy Holdings, LLC, which we refer to as JEH LLC. Jones Energy, Inc.'s principal asset is a controlling equity interest in JEH LLC. On July 23, 2013, a registration statement filed on Form S-1 with the SEC related to shares of Class A common stock of Jones Energy, Inc. was declared effective. The IPO closed on July 29, 2013. Prior to the IPO, Jones Energy, Inc. had not engaged in any business or other activities except in connection with its formation and the IPO.

        After the effective date of the registration statement but prior to the completion of the IPO, the limited liability company agreement of JEH LLC was amended and restated to modify its capital structure by replacing the different classes of interests previously held by JEH LLC owners (such owners being the selling stockholders identified in this prospectus) with a single new class of units called "JEH LLC Units." In addition, each JEH LLC Unit holder received one share of our Class B common stock. We and the selling stockholders also entered into an Exchange Agreement under which such selling stockholders have the right to exchange their JEH LLC Units together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. See "Exchange of JEH LLC Units and Class B Common Stock." These transactions are collectively referred to as the "Reorganization Transactions."

        Jones Energy, Inc., as a result of the IPO and the related Reorganization Transactions, became the sole managing member of, and has a controlling equity interest in, JEH LLC. As the sole managing member of JEH LLC, Jones Energy, Inc. operates and controls all of the business and affairs of JEH LLC and, through JEH LLC and its subsidiaries, conducts our business. Jones Energy, Inc. consolidates the financial results of JEH LLC and its subsidiaries, and records noncontrolling interests for the economic interest in JEH LLC held by the JEH LLC Unit holders.

        See "Note 1. Organization and Description of Business—Organization" in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 (our "2013 Annual Report") for additional information on our corporate structure.

Company Information

        Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953. Our website address is www.jonesenergy.com. The information on our website is not part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at www.jonesenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2014 Annual Meeting of Shareholders filed on March 22, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed on May 9, 2014;

  •
  our Current Reports on Form 8-K filed on March 24, 2014, April 1, 2014, May 2, 2014, May 27, 2014 and July 22, 2014;

  •
  our Current Reports on Form 8-K/A filed on March 5, 2014 and March 28, 2014; and

  •
  the description of our Class A common stock contained in our Form 8-A filed on July 17, 2013, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Jones Energy, Inc.
Attention: Investor Relations
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "plan," "seek," "good," "strategy," "forecast," "future," "likely," "should," "aim," "continue," "objective," "prospective," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

  •
  business strategy;

  •
  estimated current and future net reserves and present value thereof;

  •
  drilling and completion of wells including our identified drilling locations;

  •
  cash flows and liquidity;

  •
  financial strategy, budget, projections and operating results;

  •
  oil, natural gas and NGLs realized prices;

  •
  customers' elections to reject ethane and include it as part of the natural gas stream;

  •
  timing and amount of future production of oil and natural gas;

  •
  availability and cost of drilling and production equipment;

  •
  availability and cost of oilfield labor;

  •
  the amount, nature and timing of capital expenditures, including future development costs;

  •
  availability and terms of capital;

  •
  development results from our identified drilling locations;

  •
  ability to generate returns and pursue opportunities;

  •
  marketing of oil, natural gas and NGLs;

  •
  property acquisitions;

  •
  costs of developing our properties and conducting other operations;

  •
  general economic conditions and the commodity price environment;

  •
  effectiveness of our risk management activities;

  •
  estimates of future potential impairments;

  •
  environmental liabilities;

  •
  counterparty credit risk;

  •
  governmental regulation and taxation of the oil and natural gas industry;

  •
  developments in oil-producing and natural gas-producing countries;

  •
  uncertainty regarding our future operating results;

  •
  technology;

  •
  plans, objectives, expectations and intentions contained in this report that are not historical; and

  •
  risks in connection with exploration activities.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our 2013 Annual Report, in our Quarterly Reports on Form 10-Q and in the other documents we incorporate by reference herein.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2013 Annual Report and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. When we or any selling stockholder offer and sell any securities pursuant to a prospectus supplement, we or such selling stockholder may include additional risk factors relevant to such securities in the prospectus supplement.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

        We will not receive any of the proceeds from any sale of shares by any of the selling stockholders.

 EXCHANGE OF JEH LLC UNITS AND CLASS B COMMON STOCK

        On July 29, 2013, we entered into an Exchange Agreement with the selling stockholders named herein as the holders of JEH LLC Units. See "About Jones Energy, Inc.—Our Corporate Structure." Pursuant to and subject to the terms of the Exchange Agreement and the Third Amended and Restated Limited Liability Company Agreement of JEH LLC, holders of JEH LLC Units, at any time and from time to time, may exchange one or more JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. In connection with each exchange, JEH LLC will deliver to us a number of JEH LLC Units surrendered by the exchanging holder, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as holders exchange their JEH LLC Units and Class B common stock for Class A common stock, our interest in JEH LLC will increase.

        We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

SELLING STOCKHOLDERS

        Upon the exchange of JEH LLC Units described above in "Exchange of JEH LLC Units and Class B Common Stock," the selling stockholders named below may offer to sell from time to time in the future up to an aggregate of 36,813,731 shares of our Class A common stock, par value $0.001 per share.

        We are registering certain of the shares to satisfy registration rights that we have granted to Metalmark and the Jones Family Entities. See "Description of Capital Stock—Registration Rights Agreement." The selling stockholders acquired the shares that they are seeking to sell that are covered by this prospectus pursuant to the Reorganization Transactions.

        The following table sets forth information as of the date of this prospectus by each selling stockholder regarding the beneficial ownership of shares of our Class A common stock and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. The percentage of shares beneficially owned before the offering is based on the number of shares of our Class A common stock outstanding as of the date of this prospectus, assuming the exchange of all JEH LLC Units. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders.

        Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in "Exchange of JEH LLC Units and Class B Common Stock" above, the holders of JEH LLC Units have the right to exchange such JEH LLC Units, together with an equal number of shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis. Assuming the exchange of 36,813,731 JEH LLC Units (together with an equal number of shares of our Class B common stock) for an equivalent number of shares of our Class A common stock, as of the date of this prospectus, there would be 49,340,311 shares of our Class A common stock outstanding. The beneficial ownership information presented below assumes that all 36,813,731 JEH LLC Units have been exchanged for an equivalent number of shares of Class A common stock.

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering				Shares of Class A Common Stock Beneficially Owned After this Offering
				Number of Shares of Class A Common Stock Being Offered
Name	Number(1)	%(2)	Combined Voting Power(3)		Number	%
Metalmark Capital Partners(4)	23,204,216	64.9%	47.0%	23,204,216	0		*
Jones Family Entities(5)	13,634,378	54.9%	27.6%	12,300,945	1,333,433	10.6%
Wells Fargo(6)	1,308,570	9.5%	2.7%	1,308,570	0		*

*
Less than one percent.

(1)
Includes shares of Class B common stock owned by these individuals that, subject to the terms of the Exchange Agreement, are, together with an equivalent number of JEH LLC Units, exchangeable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(2)
The Class A Shares to be issued upon the exchange of Class B Shares that are currently exchangeable pursuant to the terms of the Exchange Agreement are deemed to be outstanding and beneficially owned by the person holding the Class B Shares for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by each person, we have assumed that only such person exchanged Class B Shares for Class A Shares and that no other person made a similar exchange.

(3)
Represents percentage of voting power of the shares of Class A common stock and Class B common stock of Jones Energy, Inc. voting together as a single class.

(4)
Metalmark Capital Partners' principal address is 1177 Avenue of the Americas, 40th Floor; New York, NY 10036; Attention: Gregory D. Myers. Two of our directors, Howard I. Hoffen and Gregory D. Myers, are each managing directors of Metalmark and may be deemed to share beneficial ownership of any shares held by Metalmark. Each of Messrs. Hoffen and Myers disclaim beneficial ownership of these shares as a result of his employment arrangements with Metalmark, except to the extent that his pecuniary interest therein is ultimately realized.

(5)
Jonny Jones may be deemed to be the beneficial owner of these shares. Of these shares, 12,300,945 are held by various entities of which Jones Energy Management, LLC or JET 3 GP, LLC is the general partner. Each of the Jones Family Entities disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interests therein. The address for the Jones Family Entities is 807 Las Cimas Parkway, Suite 350, Austin, TX 78746.

(6)
Wells Fargo Central Pacific Holdings, Inc., or Wells Fargo, is the beneficial owner of these shares of Class A common stock. Wells Fargo's address is Wells Fargo Central Pacific Holdings, Inc., MAC A0112-148, 550 California St, 14th Floor, San Francisco, CA 94104-1004, Attention: Gilbert Shen.

        We will pay all expenses of the registration of the shares of common stock to be offered by the selling stockholders under this prospectus including, without limitation, SEC filing fees and expenses and compliance with state securities laws, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding, 600,000,000 shares of Class A common stock, par value $0.001 per share, of which 12,549,182 shares were issued and 12,526,580 shares were outstanding, and 150,000,000 shares of Class B common stock, par value $0.001 per share, of which 36,813,731 shares were issued and outstanding.

        The following summary of the capital stock and certificate of incorporation and bylaws of Jones Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        We may offer and sell from time to time, in one or more primary offerings, shares of our Class A common stock. The selling stockholders may from time to time offer shares of our Class A common stock for resale in one or more secondary offerings.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. Shares of Class A common stock may not be split or combined unless the outstanding shares of Class B common stock are proportionately split or combined. Dividends on Class A common stock in the form of common stock (or securities convertible into or exercisable or exchangeable for common stock) may be paid only in the form of Class A common stock (or securities convertible or exchangeable for Class A common stock) and on a proportionate basis with a corresponding stock dividend on Class B common stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Shares of Class B common stock may not be split or combined unless the outstanding shares of Class A common stock are proportionately split or combined. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Jones Energy, Inc.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time one or more series of preferred stock, par value $0.001 per share, out of the unissued shares of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the powers, preferences, rights, qualifications, limitations and restrictions of such series which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Registration Rights and Stockholders Agreement

        On July 29, 2013, we entered into a registration rights and stockholders agreement with Metalmark and the Jones Family Entities, to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for JEH LLC Units in the circumstances described below. This agreement provides Metalmark and the Jones Family Entities with the right to require us, at our expense, to register shares of our Class A common stock that are issuable upon exchange of JEH LLC Units (and an equal number of shares of our Class B common stock) for shares of our Class A common stock. The agreement also provides that we pay certain expenses of Metalmark and the Jones Family Entities relating to such registrations and indemnify them against certain liabilities, which may arise under the Securities Act. We are filing this registration statement pursuant to our obligations under the registration rights agreement.

        Demand Rights.    Subject to certain limitations, Metalmark and the Jones Family Entities have the right, by delivering written notice to us from either the majority in interest of the holders of the Jones family entities or the majority in interest of the holders of Metalmark Capital, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 10 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to, as soon as reasonably practicable, effect the registration all securities with respect to which we receive a written request

        Piggyback Rights.    Any holder of registrable shares of Class A common stock will be entitled to request to participate in, or "piggyback" on, registrations of any of our securities for sale by us. This piggyback right will apply to any registration other than a demand registration described above or a registration on Form S-4 or S-8.

        Conditions and Limitations.    The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for a reasonable period of time if the board determines that such disclosure would have a material adverse effect on the Company.

        If requested by the lead underwriter or underwriters, as applicable, holders of securities with registration rights will not be able to make any sale of our equity securities (including sales under Rule 144) or give any demand notice during a period commencing on the date of the request and continuing for a period not to exceed 90 days, or such shorter period as may be requested by the underwriters. The lead underwriters for the relevant offering may agree to shorten this period.

        Expenses and Indemnification.    In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the registration rights agreement.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make more difficult acquisitions of us or control of us by means of a tender offer, proxy contest or otherwise, or removal of our incumbent directors and officers. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Amended and restated certificate of incorporation and amended and restated bylaws.    Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide for a maximum of 11 directors and provide that the authorized number of directors at any given time may be fixed only by resolution of the board of directors with the approval of a majority of the total number of directors;

  •
  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of Class B common stock with respect to the Class B common stock or the holders of any series of preferred stock with respect to such series;

  •
  provide that all vacancies, including newly created directorships, may be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

  •
  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board of directors and not by stockholders (subject to the rights of holders of preferred stock);

  •
  provide that directors may be removed only for cause (as defined in the amended and restated certificate of incorporation) and only by the affirmative vote of holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

  •
  provide for our board of directors to be divided into three classes of directors, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors; and

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, which notice must satisfy various requirements as to form and content.

Choice of Forum

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, subject to specified exceptions for subject matter jurisdiction for other Delaware courts, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee or agent to us, our stockholders, creditors or other constituents; (iii) any action asserting a claim against us or any of our directors and officers arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Our amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers, and we intend to enter into indemnification agreements with each of our future directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Metalmark Capital and any of its respective officers, directors, agents, shareholders, members and partners (other than us and our subsidiaries) (each a "specified party"). Additionally, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which a specified party (other than us and our subsidiaries) participates or desires or seeks to participate in, unless any such business opportunity, transaction or matter is offered in writing solely to a specified party who is one of our directors or officers and is offered such opportunity solely in his or her capacity as one of our directors or officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "JONE."

 PLAN OF DISTRIBUTION

        We and the selling stockholders may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

        In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We, one of our affiliates or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we or the selling stockholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or the selling stockholders inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we or the selling stockholders use dealers in the sale of securities, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholders will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We or the selling stockholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholders may also sell the securities through agents we designate from time to time. In the prospectus supplement, we or the selling stockholders will name any agent involved in the offer or sale of the securities, and we or the selling stockholders will describe any commissions payable by us to the agent. Unless we or the selling stockholders inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        If we or the selling stockholders so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholders, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or the selling stockholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than Class A common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor the selling stockholders can assure you as to the liquidity of the trading market for any such securities.

        We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for us, our subsidiaries, or the selling stockholders in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Jones Energy, Inc. for the year ended December 31, 2013 and the audited statement of revenue and direct operating expenses of Sabine Mid-Continent, LLC included in Exhibit 99.1 of Jones Energy, Inc's Current Report on Form 8-K/A dated December 18, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2013, 2012 and 2011. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

4,761,905 Shares

Class A Common Stock

Prospectus Supplement

February 10, 2015

Barclays